EXHIBIT 99.1

For Immediate Release

November 13, 2024

FrontView REIT Announces Third Quarter 2024 Results and Strong Acquisition Pipeline

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today announced its operating results for the quarter ended September 30, 2024.

MANAGEMENT COMMENTARY

“We are excited to share our first business update with investors since our initial public offering in early October,” said Stephen Preston, FrontView’s Chairman, Co-CEO, and Co-President. “While our third quarter results still reflect our private company predecessor, we’re able to provide meaningful updates on our growing and robust pipeline of accretive acquisitions. We’re kicking off the first quarter as a publicly traded company with a solid balance sheet, low leverage, and ample liquidity to fund our growth trajectory. Importantly, we’ve gained access to a steady source of capital that we’re able to deploy at attractive spreads. We’re thankful to our investors for the trust and faith they’ve placed in our management team, and we look forward to providing meaningful value creation through thoughtful and prudent capital allocations.”

THIRD QUARTER 2024 HIGHLIGHTS

INVESTMENT ACTIVITY
•
Subsequent to quarter-end, we acquired eight new properties for $22.5 million. The acquisitions closed had a weighted average cash capitalization rate of 8.0% and a weighted average lease term of 13.3 years.
•
As of the date of this release, we have an additional $81.4 million of properties under signed PSA that have a weighted average cash capitalization rate of 7.9%, for a total of $103.9 million of properties at a weighted average cash capitalization rate of 7.9%.
•
We expect to close more than $75.0 million of acquisitions during the fourth quarter of 2024.

OPERATING RESULTS
•
Generated net loss of $3.3 million, or $0.26 per common unit.
•
Generated adjusted funds from operations (“AFFO”) of $4.8 million, or $0.38 per common unit.
•
Generated pro forma adjusted funds from operations (“AFFO”) of $6.2 million, or $0.22 per pro forma share.
•
Incurred $2.2 million of general and administrative expenses, property management fees and asset management fees, inclusive of $0.4 million of one-time expenses incurred in connected with our initial public offering.
•
Portfolio was 98.9% leased based on number of properties, with only three of our 278 properties vacant and not subject to a lease at quarter end.

CAPITAL MARKETS ACTIVITY
•
Ended the quarter with total outstanding debt of $419.5 million, Net Debt of $409.6 million, Pro Forma Net Debt of $160.2 million, a Net Debt to Annualized Adjusted EBITDAre ratio of 9.8x, and a Pro Forma Net Debt to Annualized Adjusted EBITDAre ratio of 3.9x.
•
Subsequent to quarter-end, we completed our initial public offering, selling 14.3 million shares at $19.00 per share, inclusive of the underwriters additional purchase of 1.09 million shares subject to their option.
•
Concurrent with our initial public offering, we closed on a new $250.0 million revolving credit facility and a new $200.0 million delayed draw term loan. The new loans have a five-year duration after consideration of extension options and bear interest at adjusted SOFR plus 1.2%.
•
We used the proceeds from our initial public offering to repay our prior CIBC revolving credit facility and CIBC term loan, pay financing transaction costs on the new loans and retained $82.3 million of cash to be used for acquisitions and general corporate purposes.
•
Declared a quarterly dividend of $0.215 per share and OP unit

SUMMARIZED FINANCIAL RESULTS

	For the three months ended September 30,			For the nine months ended September 30,
	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical
(unaudited, in thousands, except per share data)	2024	2024	2023	2024	2024	2023
Revenues	$14,534	$14,534	$11,623	$43,690	$44,403	$33,923

Net loss, including non-controlling interest	$(1,764)	$(3,339)	$(4,895)	$(6,603)	$(9,721)	$(9,952)
Net loss per share	(0.06)	(0.26)	(0.39)	(0.24)	(0.77)	(0.79)

FFO	$5,350	$3,780	$1,830	$15,351	$11,948	$9,118
FFO per share	0.19	0.30	0.15	0.55	0.95	0.72

AFFO	$6,221	$4,762	$5,051	$19,160	$14,597	$16,042
AFFO per share	0.22	0.38	0.40	0.69	1.16	1.27

Weighted Average Shares Outstanding	27,823	12,600	12,600	27,823	12,600	12,600

FFO, AFFO, and Pro Forma AFFO are measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

REAL ESTATE PORTFOLIO

As of September 30, 2024, we owned a diversified portfolio of 278 individual net leased commercial properties, comprising approximately 2.1 million rentable square feet of operational space. As of September 30, 2024, all but three of our properties were subject to a lease, and our properties were occupied by 293 different commercial tenants, with no single tenant accounting for more than 3.4% of our annualized base rent (“ABR”). Properties subject to a lease represent 98.9% of the number of properties in our portfolio. The ABR weighted average lease term and ABR weighted average annual minimum rent increase, pursuant to leases on properties in the portfolio as of September 30, 2024, was 6.7 years and 1.7%, respectively.

Subsequent to quarter-end, we acquired eight new properties totaling $22.5 million. The acquisitions that closed had a weighted average cash capitalization rate of 8.0% and a weighted average lease term of 13.3 years.

As of the date of this release, we have $81.4 million of acquisitions under Purchase and Sale contract ("PSA") that are subject to normal course due diligence and customary closing conditions. We expect to close in excess of $75.0 million of acquisitions in the fourth quarter of 2024. The acquisitions under PSA include 31 properties spread across six industries, 34 tenants, and 18 states.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITIES

As of September 30, 2024, we had total Gross Debt of $419.5 million, Net Debt of $409.6 million, a Net Debt to Annualized Adjusted EBITDAre ratio of 9.8x, and a Pro Forma Net Debt to Annualized Adjusted EBITDAre ratio of 3.9x.

On October 3, 2024, we completed our initial public offering, selling 14.3 million shares at $19.00 per share, inclusive of the underwriters additional purchase of 1.09 million shares subject to their option.

Concurrent with our initial public offering, we closed on a new $250.0 million revolving credit facility and a new $200.0 million delayed draw term loan, providing additional sources of debt funding.

We used the proceeds from our initial public offering to repay our prior CIBC revolving credit facility and CIBC term loan, pay financing transaction costs on the new revolving credit facility and new delayed draw term loan, and retained $82.3 million of cash to be used for acquisitions and general corporate purposes.

Using the initial public offering proceeds and new sources of debt funding, we anticipate repaying our $253.2 million ABS Notes when they mature in December 2024.

DISTRIBUTIONS

At its November 12, 2024 meeting, our board of directors declared a quarterly dividend of $0.215 per common share and OP unit to holders of record as of December 31, 2024, payable on or before January 15, 2025.

2024 GUIDANCE

For the fourth quarter of 2024, FVR expects to report AFFO of between $0.32 and $0.34 per diluted share.

The guidance is based on the following key assumptions:

(i)
investments in real estate properties in excess of $75.0 million; and
(ii)
total cash general and administrative expenses of approximately $2.1 million.

Our per share results are sensitive to both the timing and amount of real estate investments, property dispositions, and capital markets activities that occur throughout the quarter.

We do not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of our ongoing operations, including, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods.

CONFERENCE CALL AND WEBCAST

The Company will host its third quarter earnings conference call and audio webcast on Thursday, November 14, 2024, at 10:00 a.m. Central Time.

To access the live webcast, which will be available in listen-only mode, please visit: : https://events.q4inc.com/attendee/923202999. If you prefer to listen via phone, U.S. participants may dial: 1-800-343-4849 (toll free) or 203-518-9814 (local), conference ID “REIT”.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via the web, which will be available for one year, please visit: https://www.frontviewreit.com.

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily outparcel properties that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on outparcel properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. As of September 30, 2024, FrontView owned a well-diversified portfolio of 278 outparcel properties with direct frontage across 31 U.S. states. FrontView’s tenants include service-oriented businesses, such as restaurants, cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, pharmacies, convenience and gas stores, car washes, home improvement stores, grocery stores, professional services as well as general retail tenants.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2024 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in “Risk Factors” of the Company’s Prospectus, which was filed with the SEC on October 2, 2024, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), Pro Forma AFFO, Net Debt, Net Debt to Annualized Adjusted EBITDAre, and Pro Forma Net Debt to Annualized Adjusted EBITDAre. We believe the use of FFO, AFFO, and Pro Forma AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, AFFO, and Pro Forma AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. We believe presenting Pro Forma Net Debt to Annualized Adjusted EBITDAre is useful to investors because it provides information about gross debt less cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Annualized Adjusted EBITDAre. You should not consider our Annualized Adjusted EBITDAre as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Company Contact

media@frontviewreit.com

NADG NNN PROPERTY FUND

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2024	December 31, 2023
ASSETS
Real estate held for investment, at cost
Land	$312,143	$314,748
Buildings and improvements	328,121	332,432
Total real estate held for investment, at cost	640,264	647,180
Less accumulated depreciation	(37,277)	(28,734)
Real estate held for investment, net	602,987	618,446
Assets held for sale	—	2,859
Cash, cash equivalents and restricted cash	9,895	17,129
Intangible lease assets, net	103,109	119,432
Other assets	17,079	14,141
Total assets	$733,070	$772,007
LIABILITIES, CONVERTIBLE NON-CONTROLLING PREFERRED INTERESTS AND PARTNERS' CAPITAL
Liabilities
Debt, net	$418,268	$436,452
Intangible lease liabilities, net	14,242	17,416
Accounts payable and accrued liabilities	15,862	17,452
Total liabilities	448,372	471,320

Convertible non-controlling preferred interests	103,724	103,616

Partners' capital
Partners' capital	180,974	197,071
Total liabilities, convertible non-controlling preferred interests and partners' capital	$733,070	$772,007

NADG NNN PROPERTY FUND

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenues
Rental revenues	$14,534	$11,623	$44,403	$33,923

Operating expenses
Depreciation and amortization	7,119	6,159	21,415	17,315
Property operating expenses	2,003	1,314	5,694	3,941
Property management fees	494	397	1,501	1,122
Asset management fees	1,034	1,035	3,102	3,105
General and administrative expenses	697	2,947	2,059	6,028
Total operating expenses	11,347	11,852	33,771	31,511

Other expenses (income)
Interest expense	6,463	4,611	19,755	11,879
(Gain)/ loss on sale of real estate	—	—	(337)	332
Impairment loss	—	—	591	—
Income taxes	63	48	344	206
Total other expenses	6,526	4,659	20,353	12,417
Operating loss	(3,339)	(4,888)	(9,721)	(10,005)
Equity (loss)/ income from investment in an unconsolidated entity	—	(7)	—	53
Net loss	(3,339)	(4,895)	(9,721)	(9,952)
Less: Net loss attributable to convertible non- controlling preferred interests	908	1,334	2,652	2,698
Net loss attributable to NADG NNN Property Fund LP	$(2,431)	$(3,561)	$(7,069)	$(7,254)

Reconciliation of Non-GAAP Measures

The following is a reconciliation of historical and pro forma net income to FFO and AFFO for the three and nine months ended September 30, 2024 and 2023:

	For the three months ended September 30,			For the nine months ended September 30,
	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical
(unaudited, in thousands)	2024	2024	2023	2024	2024	2023
Net loss	$(1,764)	$(3,339)	$(4,895)	$(6,603)	$(9,721)	$(9,952)
Depreciation on real property and amortization of real estate intangibles	7,114	7,119	6,159	21,363	21,415	17,315
Share of 50/50 Joint Venture's depreciation on real property and amortization of real estate intangibles	—	—	566	—	—	1,683
(Gain) loss on sale of real estate	—	—	—	—	(337)	332
Share of 50/50 Joint Venture's gain on sale of real estate	—	—	—	—	—	(260)
Impairment loss on real estate held for investment	—	—	—	591	591	—
FFO	$5,350	$3,780	$1,830	$15,351	$11,948	$9,118
Straight-line rent adjustments	(187)	(187)	(328)	(915)	(964)	(901)
Share of 50/50 Joint Venture's straight-line rent adjustments	—	—	24	—	—	(35)
Amortization of financing transaction and discount costs	396	1,053	608	1,188	3,145	1,774
Share of 50/50 Joint Venture's amortization of debt issuance cost	—	—	72	—	—	210
Amortization of above/below market lease intangibles	423	423	316	1,326	1,338	892
Share of 50/50 Joint Venture's amortization of above/below market lease intangibles	—	—	28	—	—	84
Stock-based compensation	986	—	—	2,957	—	—
Lease termination fees	(747)	(747)	—	(747)	(1,384)	—
Adjustment for structuring and public company readiness costs	—	440	1,162	—	514	3,113
Adjustment for Internalization expenses	—	—	1,339	—	—	1,787
AFFO	$6,221	$4,762	$5,051	$19,160	$14,597	$16,042

Our reported results and net earnings per diluted share are presented in accordance with GAAP. We also disclose FFO and AFFO, each of which are non-GAAP measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the standards established by the Board of Governors of Nareit. Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers, primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, extraordinary items, and other specified non-cash items. We believe that such items are not a result of normal operations and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors. We use AFFO as a measure of our performance when we formulate corporate goals. We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by one-time cash and non-cash revenues or expenses.

Our leases typically include cash rents that increase through lease escalations over the term of the lease. Our leases do not typically include significant front-loading or back-loading of payments, or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. We further exclude costs or gains recorded on the extinguishment of debt, non-cash interest expense and gains, the amortization of debt issuance costs, net mortgage premiums, and lease intangibles, realized gains and losses on foreign currency transactions, Internalization expenses, and structuring and public company readiness costs, as these items are not indicative of ongoing operational results.

FFO and AFFO may not be comparable to similarly titled measures employed by other REITs, and comparisons of our FFO and AFFO with the same or similar measures disclosed by other REITs may not be meaningful.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments to FFO that we use to calculate AFFO. In the future, the SEC, Nareit or another regulatory body may decide to standardize the allowable adjustments across the REIT industry and in response to such standardization we may have to adjust our calculation and characterization of AFFO accordingly.

The following is a reconciliation of historical and pro forma net income to EBITDA, EBITDAre, and Adjusted EBITDAre, debt to Net Debt and Net Debt to Annualized Adjusted EBITDAre as of and for the three months ended September 30, 2024 and 2023:

	For the three months ended September 30,
	Pro Forma	Historical	Historical
(unaudited, in thousands)	2024	2024	2023
Net loss	$(1,764)	$(3,339)	$(4,895)
Depreciation and amortization	7,537	7,542	6,475
Share of 50/50 Joint Venture's depreciation and amortization	—	—	594
Interest expense	4,269	6,463	4,611
Share of 50/50 Joint Venture's interest expense	—	—	523
Income taxes	63	63	48
Share of 50/50 Joint Venture's income taxes	—	—	9
EBITDA	$10,105	$10,729	$7,365
(Gain) loss on sale of real estate	—	—	—
Share of 50/50 Joint Venture's gain on sale of real estate	—	—	—
EBITDAre	$10,105	$10,729	$7,365
Adjustment for non-cash compensation expense (1)	986	—	—
Adjustment to exclude non-recurring expenses (income) (2)	(747)	(307)	2,501
Adjusted EBITDAre	10,344	10,422	9,866
Annualized EBITDAre	40,420	42,916	29,460
Annualized adjusted EBITDAre	41,376	41,688	39,464

(1)	Reflects an adjustment to exclude non-cash stock-based compensation expense.
(2)	Reflects an adjustment to exclude non-recurring expenses including IPO costs and lease termination fees.

	September 30,
	Pro Forma	Historical
(in thousands)	2024	2024
Debt
New Delayed Draw Term Loan	$200,000	$—
New Revolving Credit Facility	53,499	—
ABS Notes	—	253,499
Revolving Credit Facility	—	150,000
Term Loan Credit Facility	—	15,967
Gross Debt	253,499	419,466
Cash, cash equivalents and restricted cash	(93,261)	(9,895)
Net Debt	$160,238	$409,571

Leverage Ratios:
Net Debt to Annualized EBITDAre	4.0	9.5
Net Debt to Annualized Adjusted EBITDAre	3.9	9.8

Net Debt is a non-GAAP financial measure. We define Net Debt as our total debt less cash, cash equivalents and restricted cash. The ratios of Net Debt to EBITDAre and Net Debt to Annualized Adjusted EBITDAre represent Net Debt as of the end of the applicable period divided by EBITDAre or Annualized Adjusted EBITDAre for the period, respectively. We believe that these ratios are useful to investors and analysts because they provide information about Gross Debt less cash and cash equivalents, which could be useful to repay debt, compared to our performance as measured using EBITDAre and Annualized Adjusted EBITDAre.

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our leverage that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDAre are not measures of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

We compute adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense.

Annualized adjusted EBITDAre is calculated by multiplying adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our annualized adjusted EBITDAre. Our actual reported EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre.

Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.